Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-127119 on Form S-8 of our reports dated March 9, 2009, relating to the consolidated financial statements and financial statement schedule of CKX, Inc. and subsidiaries, and the effectiveness of CKX, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of CKX, Inc. and subsidiaries for the year ended December 31, 2008.

/s/
Deloitte & Touche LLP

New York, New York
March 9, 2009

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